UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2012 (December 18, 2012)

ARCA biopharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8001 Arista Place, Suite 430, Broomfield, CO 80021

(Address of Principal Executive Offices) (Zip Code)

(720) 940-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 18, 2012, ARCA biopharma, Inc. (“ARCA”), entered into a Subscription Agreement (the “Purchase Agreement”) with Dr. Michael Bristow, ARCA’s Chief Executive Officer, in connection with a private placement of ARCA’s common stock and warrants. Pursuant to the Purchase Agreement, ARCA agreed to sell and issue an aggregate of 517,116 shares of its common stock and warrants to purchase up to an additional 387,837 shares of its common stock at a total purchase price of $0.48345 per unit, each unit consisting of a share of common stock and a warrant to purchase 0.75 shares of common stock.

The warrants to be issued pursuant to the Purchase Agreement (the “Warrants”) will be exercisable for a period of five years from the closing date of the private placement, and have an exercise price of $0.3897 per share, equal to 100% of the closing sales price of ARCA’s common stock on the NASDAQ Capital Market on December 18, 2012.

ARCA anticipates raising gross proceeds of approximately $250,000 in connection with the private placement. The net proceeds, after deducting offering expenses, are expected to be approximately $230,000. ARCA will use the net proceeds from the private placement solely for general working capital purposes. The closing of the private placement is expected to occur on December 20, 2012.

Under the terms of a Registration Rights Agreement (the “Rights Agreement”) entered into at the closing of the transaction, ARCA will grant to the investors certain registration rights related to the shares of common stock to be sold in the private placement and the shares of common stock underlying the Warrants. ARCA will be required to file a registration statement for the resale of the shares of common stock to be issued pursuant to the Purchase Agreements and the shares of common stock underlying the Warrants to be issued, within 60 calendar days following the closing of the private placement and use its commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable but not later than 90 calendar days following the closing date (or the 120th calendar day after the Closing Date in the event that such registration statement is subject to review by the SEC). ARCA has agreed to other customary obligations regarding registration, including indemnification and maintenance of the registration statement.

The foregoing is only a brief description of the material terms of the Purchase Agreement, Rights Agreement and the Warrants and does not purport to be a complete description of the rights and obligations of the parties thereunder. The foregoing is qualified in its entirety by reference to the form of Purchase Agreement, the form of Rights Agreement and form of Warrant, which are filed as Exhibits 10.1, 10.2 and 4.1, respectively, to this Current Report on Form 8-K, which are incorporated by reference herein.

Section 3 — Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02. The Company believes that each of the investors under the Purchase Agreements are “accredited investors,” and the issuance of the shares of common stock pursuant to the Purchase Agreements and the Warrants will therefore be made pursuant to Regulation D promulgated under the Securities Act of 1933, as amended.

Item 1.01 Entry into a Material Definitive Agreement.

On December 18, 2012, the Company entered into an Amendment to the Registration Rights Agreement dated October 25, 2012 by and between the Company and certain investors to extend the deadline by which to file a registration statement under the Agreement by 60 days to February 22, 2013, and the deadline by which to have the registration statement declared effective by 90 days to May 23, 2013. It is the Company’s intent to file one Registration Statement with respect to the Registration Rights Agreement dated October 25, 2012 and the Rights Agreement. The foregoing is qualified in its entirety by reference to the Amendment which is filed as Exhibits 10.3 to this Current Report on Form 8-K, which is incorporated by reference herein and to the form of Registration Rights Agreement, filed as Exhibit 10.2 to the Report on Form 8-K dated October 23, 2012, which is incorporated by reference herein.

Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Form of Warrants to Purchase Shares of Common Stock, dated December 20, 2012

10.1	Form of Subscription Agreement by and among the Company and the purchaser identified therein, dated December 18, 2012

10.2	Form of Registration Rights Agreement

10.3	Form of Amendment to the Registration Rights Agreement, dated December 18, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2012

ARCA biopharma, Inc. (Registrant)

By:	/s/ Patrick M. Wheeler
Name:	Patrick M. Wheeler
Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Form of Warrants to Purchase shares of Common Stock, dated December 20, 2012

10.1	Form of Subscription Agreement by and among the Company and the purchasers identified therein, dated December 18, 2012

10.2	Form of Registration Rights Agreement

10.3	Form of Amendment to the Registration Rights Agreement, dated December 18, 2012